UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 7, 2019, Ozop Surgical Corp. a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Auctus Fund, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Company agreed to issue to the Investor an 8% secured convertible promissory note, (the “Note”) in the aggregate principal amount of $150,000 in exchange for a purchase price of $150,000.

Pursuant to the SPA, the Company agreed to pay the Investor $14,000 to cover the Investor’s due diligence expenses incurred in connection with the SPA and Note, which is to be offset against the proceeds of the Note. The proceeds will be used by the Company for working capital and other general corporate purposes. Pursuant to the SPA, the Company agreed not to conduct any equity (or debt with an equity component) financing (the “Future Offering”), other than certain excepted issuances as set forth in the SPA, during the period beginning on the closing date of the SPA and ending12 months following such date without first giving the Investor notice of the Future Offering and allowing the Investor the option to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering.

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

Convertible Promissory Note

The Note matures on January 7, 2020. The Note is a senior obligation of the Company with priority over all “indebtedness” of the Company, as such term is defined in the Note. Additionally, the Company agreed pursuant to the Note, that so long as any funds are owed by the Company under the Note, that the Company will not incur “indebtedness,” as such term is defined in the Note, that is senior to the Note.

The Note is convertible into shares of the Company’s common stock, $0.001 par value per share, beginning on the date which is 180 days from the issuance date of the Note, at a conversion price equal to the lesser of (1) the lowest trading price during the previous 20 trading day period ending on the last completed trading date prior to the date of conversion of the Note and (2) 65% multiplied by the average of the 3 lowest trading prices of the Company’s common stock during the 20 day trading period ending on the latest completed trading day of the common stock prior to the date of conversion of the Note. Further in accordance with the terms of the Note, while the Note is outstanding, if any third party has the right to convert any funds into shares of the Company’s common stock at a discount to market greater than the conversion price under the Note in effect at that time, then the Investor in its sole discretion, may utilize such greater discount percentage until the Note is no longer outstanding. Additionally, pursuant to the Note, if at any time while the Note is outstanding, the Company either sells shares of its common stock at a price lower than the conversion price then in effect under the Note, or if the Company sells any securities exercisable, exchangeable or convertible into shares of the Company’s common stock at a price lower than the conversion price then in effect under the Note, then the conversion price under the Note shall be adjusted to equal such lower price. Provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the Investor and its affiliates.

Pursuant to the Note, at any time when the Note is outstanding, if the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of common stock, then the Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Investor could have acquired if it had held the number of shares of common stock acquirable upon complete conversion of the Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

The Note carries a pre-payment penalty if the Note is paid off in 90, 180, 210, 240, 270, 300, 330 or 364 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, 130%, 135%, 140%, 145%, 150%, 155% and 160% respectively. After the expiration of 364 days following the issue date, the Company shall have no right of prepayment.

Pursuant to the Note, during any period where monies are owed to the Investor under the Note, if the Company seeks to loan money or give credit, such action must be approved in writing by the Investor, unless such loan or credit is already in existence, or if such action is made in the ordinary course of business or if the amount at issue does not exceed $100,000. Pursuant to the Note, during any period where monies are owed to the Investor under the Note, if the Company seeks to incur, assume or guaranty or incur any liability on borrowed money, such action must be approved in writing by the Investor, unless such borrowing is already in existence, or if such action is made in the ordinary course of business or if the amount at issue is used to repay the Note. The Company further agreed that until the Note is satisfied in full, if the Company receives cash proceeds from any source, including the issuance of equity or debt/equity securities, the Company will within 1 business day of receipt of such proceeds inform the Investor of same and the Investor has the right in its sole discretion to require the Company to use such funds to repay the amount due under the Note.

The Company further agreed that until the Note is satisfied in full, the Company will not sell or lease any significant assets without the Investor’s written consent. The Company further agreed that until the Note is satisfied in full, the Company will not declare any distributions on its common stock or redeem or repurchase any shares of its common stock, without the Investor’s written consent. Additionally, pursuant to the Note, the Company agreed not to consummate any capital raising transaction during the initial 60 days after the issuance date of the Note. Further, pursuant to the Note, the Company agreed to include on its next registration statement filed with the Securities and Exchange Commission, all shares issuable upon conversion of the Note.

Warrant

In connection with the Note, and pursuant to the SPA, the Company agreed to issue to the Investor, a warrant (the “Warrant”) to purchase 50,000 shares of the Company’s common stock as a commitment fee. The Warrant has a term of five (5) years and an exercise price of $1.50.

The foregoing descriptions of the SPA, the Note, and the Warrant, do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3. respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Note and the Warrant, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement entered into between Ozop Surgical Corp. and Auctus Fund, LLC dated January 7, 2019.*

10.2	Convertible Promissory Note issued to Auctus Fund, LLC by Ozop Surgical Corp. dated January 7, 2019.*

10.3	Warrant issued by Ozop Surgical Corp. to Auctus Fund, LLC dated January 7, 2019.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: January 11, 2019	By:	/s/ Barry Hollander
Barry Hollander
Chief Financial Officer